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                                   EXHIBIT 5
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                        THE NAVELLIER PERFORMANCE FUNDS

                         INVESTMENT ADVISORY AGREEMENT
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          AGREEMENT made as of the 17th day of October, 1995, by and between THE
NAVELLIER PERFORMANCE FUNDS, a business trust organized under the laws of the State of Delaware (the "Fund"), and NAVELLIER MANAGEMENT, INC., a Delaware corporation (the "Adviser").

          WHEREAS, the Fund intends to engage in business as an open-end management investment company and is being registered as such under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

          WHEREAS, the Fund is currently comprised of one portfolio designated as the "Navellier Aggressive Growth Portfolio" ("Portfolio"); and

          WHEREAS, the Adviser is being registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of acting as investment adviser with an emphasis on over the counter stocks; and

          WHEREAS, the Fund desires to retain the Adviser as investment adviser to furnish advisory and portfolio management services to the Fund;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the Fund and the Adviser agree as follows:

          1.  Duties as Adviser.  The Fund hereby appoints the Adviser to act as
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the investment adviser to the Fund with respect to all of the Fund's Portfolios
(the "Portfolios"), and, subject to the supervision of the Board of Trustees of the Fund, to provide investment advisory services to the Fund as hereinafter set forth: (i) to obtain and evaluate such information and advice relating to the economy, securities markets, and securities as it deems necessary or useful to discharge its duties hereunder; (ii) to continuously manage the assets of the Fund in a manner consistent with applicable law and the investment objectives and policies set forth in the most current prospectus and statement of additional information of the Fund under the Securities Act of 1933 (the "Prospectus"); (iii) to determine which issuers will be deemed "Qualified Issuers" (as defined in the Prospectus); (iv) to determine the timing of purchases, sales, and dispositions of securities; (v) to take such further action in its sole discretion (but always in compliance with applicable law and the Prospectus) without obligation to give prior notice to the Board of Trustees of the Fund, or the Custodian, including the placing of purchase and sale orders on behalf of the Fund as it shall deem necessary and appropriate; (vi) to furnish to or place at the disposal of the Fund such of the information, evaluations, analyses, and opinions formulated or obtained by it in the discharge of its duties as the Fund may, from time to time, reasonably request;
(vii) to take such actions necessary or appropriate to carry out the decisions of the Fund's Board of Trustees; (viii) to make decisions for the Fund as to the manner in which voting rights, rights to consent to trust action, and any other rights pertaining to how the Fund's portfolio securities shall be exercised ("Portfolio Voting Rights"). The Fund has directed the

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Custodian, and Custodian as agreed, to act in accordance with the instructions of the Adviser. The Adviser shall at no time have custody of or physical control over the investment account assets or securities, and the Adviser shall not be liable for any act or omission of the Custodian. The Adviser shall maintain records required under the Investment Advisers Act of 1940 ("Advisers Act") and shall make them available to the Fund or its designees for review or inspection upon demand and at the Adviser's expense.

          2.  Allocation of Charges and Expenses.  The Adviser shall bear the
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cost of rendering the investment advisory services to be performed by it under this Agreement and shall, at its expense, maintain such staff and employ or retain personnel and consult with other persons as it shall determine necessary. Without limiting the generality of the foregoing, the staff and personnel of the Adviser shall be deemed to include persons employed or otherwise retained by the Adviser to furnish statistical and other factual data, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice, and assistance as the Adviser may deem appropriate. The Adviser shall, without expense to the Fund, furnish the services of such members of the Adviser's organization as may be duly elected to be officers of the Fund, subject to their individual consent to serve and to any limitations imposed by law.

          The Fund will pay or cause to be paid all other expenses of the Fund (except for the expenses to be paid by the Fund's Distributor), including, without limitation, the following: (i) services rendered by the Custodian and the Transfer Agent, (ii) fees, voluntary assessments, and other expenses incurred in connection with membership in investment company organizations,
(iii) cost of stock certificates, reports, proxy materials and notices to shareholders, and other like miscellaneous expenses, (iv) brokerage commissions and other brokerage expenses, (v) taxes (including any income or franchise taxes), and any fees payable to federal, state, and other governmental agencies,
(vi) fees and salaries payable to the Trustees, officers, and advisory board members of the Fund, if any, (vii) auditing the Fund's books and accounts,
(viii) the cost of bookkeeping and accounting services, (ix) any and all Fund legal expenses, (x) costs of mailing and tabulating proxies and costs of shareholders' and Trustees' meetings, (xi) the cost of investment company literature and other publications provided by the Fund to its Trustees and officers, (xii) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds, (xiii) any extraordinary expenses (including fees and disbursements of counsel) incurred by the Fund, (xiv) costs of printing and mailing monthly statements and confirmations, (xv) expense of organizing the Fund, (xvi) filing fees and expenses relating to the registration and qualification of the Fund's shares under federal and/or state securities laws and maintaining such registrations and qualifications and (vii) other expenses properly payable by the Fund.

          3.  Compensation of the Adviser.  For the services to be rendered by
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the Adviser hereunder, the Fund shall pay to the Adviser, on a monthly basis, an annual fee of one and a quarter percent (1.25%) (the "Management Fee") of the Fund's average daily net assets for the Navellier Aggressive Small Cap Equity Portfolio and a one and a quarter percent (1.25%) management fee for any other Portfolio subsequently opened and managed by Adviser.

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Payment of the Adviser's compensation for the preceding month shall be made as promptly as possible after the last day of each such month. The compensation for the period from the effective date hereof to the next succeeding last day of the month shall be prorated according to the proportion which such period bears to the full month ending on such date, and provided further that, upon any termination of this Agreement before the end of the month, such compensation for the period from the end of the last month ending prior to such termination shall be prorated according to the proportion which such period bears to a full month, and shall be payable upon the date of termination. If the annual operating expenses borne by the Fund relating to any Portfolio, including amounts payable to the Adviser hereunder paid or payable by such Portfolio for any fiscal year, exceed the applicable expense limitations imposed by state securities laws or regulations thereunder (as same may be adjusted from time to time), the Adviser will reduce its Management Fee to the extent of such excess and if required, pursuant to any such laws or regulations ((unless otherwise waived), will reimburse the applicable Portfolio for annual operating expenses in excess of any such expense limitation up to the amount of the Management Fee payable to it during that fiscal year with respect to such Portfolio. The Adviser has the right, but not the obligation, to waive any portion or all of its Management Fee, from time to time.

          The "average daily net assets" of each Portfolio for a particular period shall be determined by adding together all calculations of net assets, as regularly computed for such Portfolio on each business day during such period, and dividing the resulting total by the number of business days during such period.

          4.  Limitations of Liability of Adviser.  The Adviser shall not be
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liable for any error of judgment or mistake of law or fact, or, for any loss suffered by the Fund or its investors in connection with the matters to which this Agreement relates, except (i) a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its duties, or from reckless disregard by the Adviser of its obligations and duties under this Agreement, or (ii) a loss for which the Adviser would not be permitted to be indemnified under the federal Securities laws. The Fund also agrees to indemnify Adviser to the extent provided for and agreed to by the parties in that agreement entitled Indemnification Agreement executed by both parties on this date and incorporated herein as Exhibit A and made a part hereof.

          5.  Duration and Termination of this Agreement.  This Agreement shall
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become effective as of the date hereof and shall continue in effect unless sooner terminated, as herein provided, for two years after the date hereof, and thereafter only if approved at least annually: (a) by the Board of Trustees of the Fund; or (b) by the vote of a majority (as defined in the Act) of the outstanding voting securities of the fund, and, in addition, (c) by the vote of a majority of the Trustees of the Fund who are not parties hereto nor interested persons of any party, as required by the Act.

          This Agreement may be terminated at any time, without payment of any penalty, by the Board of Trustees of the Fund, or by a vote of a majority (as defined in the Act) of the outstanding voting securities of the Fund, in either case upon written notice to the Adviser, and it may be terminated by the Adviser upon sixty (60) days' written notice to the Fund. This Agreement shall automatically terminate in the event of its assignment, within the

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meaning of the Act, unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission.

          6.  Separate Contract.  This Agreement is separate and distinct form,
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and neither affects nor is affected by (i) the Fund's Distribution Agreement, and (ii) the Fund's Administrative Services Agreement. Nothing contained in this Agreement shall prevent the Adviser or any affiliated person of the Adviser from acting as investment adviser or manager for any other person, firm, corporation, or other entity and shall not in any way bind or restrict the Adviser or any such affiliated person from buying, selling, or trading any securities, commodities, futures contracts, or options on such contracts for their own accounts or for the account of others for whom they may be acting. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Adviser to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business whether of a similar or dissimilar nature.

          7.  Amendment.  This Agreement may be amended from time to time by
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agreement of the parties; provided, that such amendment shall be approved both by the vote of a majority of Trustees of the Fund, including a majority of Trustees who are not parties to this Agreement or interested persons of any such party to this Agreement (other than as Trustees of the Fund) cast in person at a meeting called for that purpose, and by the holders of a majority (as defined in the Act) of the outstanding voting securities of the Portfolios of the Fund to which this Agreement is applicable.

          This Agreement may be amended by agreement of the parties without the vote or consent of the shareholders of the Fund to supply any omission, to cure, correct, or supplement any ambiguous, defective, or inconsistent provision hereof, or if they deem it necessary to conform this Agreement to the requirements of applicable federal and/or state laws or regulations, but neither the Fund nor the Investment Adviser shall be liable for failing to do so.

          8.  Binding Effect.  This Agreement shall be binding upon, and inure
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to the benefit of the Fund and the Adviser and their respective successors.

          9.  Name of the Fund.  The Fund acknowledges that the name "Navellier"
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is and shall remain the sole property of the Adviser, notwithstanding the use thereof by the Fund. The Fund may use the name "The Navellier Series Fund" or any name derived from the name "Navellier" only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of the Adviser and for only so long as Navellier Management, Inc., remains as Adviser to the Fund. At such time as such an agreement shall no longer be in effect, or Adviser's services have terminated, the Fund will (to the extent that it is lawfully able) cease to use such a name or any other name connected with the Adviser or any organization which shall have succeeded to the business of the Adviser.

          10.  Definitions. Capitalized terms used herein without definition
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shall have the meanings ascribed thereto in the Prospectus.  For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person,"

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and "interested person" shall have the respective meanings specified in the
Investment Company Act of 1940.

          11.  Counterparts.  This Agreement may be executed in two or more
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counterparts, each of which shall be deemed an original, and each party may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

          12.  Applicable Law.  This Agreement shall be governed by, and
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construed in accordance with the laws of the State of Delaware.  Any dispute or controversy arising out of this Agreement shall be either submitted to arbitration (if both parties agree) in Reno, Nevada (near the Fund's principal place of business) in accordance with the rules and regulations of the National Association of Securities Dealers, Inc., or decided by a trier of fact in a federal or state court in Reno, Nevada, and in no other jurisdiction or court venued outside of Reno, Nevada.

          13.  Acknowledgement of Receipt of Form ADV Part II.  The Fund hereby
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acknowledges receipt of the Adviser's Form ADV Part II or its brochure as required by Rule 204-3 promulgated under the Investments Advisers Act of 1940.

          14.  Integration of All Prior Discussions, Negotiations and
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Agreements.  This Agreement integrates all prior discussions, negotiations and
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agreements between the parties relating to Adviser's and Fund's agreement relating to the performance of investment advisory services for the Fund, and no evidence or parol evidence may be introduced to vary or change the terms of this written Agreement which is the full and final expression of the parties' agreement. Any change in the terms of this Agreement must be in writing signed by both parties.

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          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written in Incline Village, Nevada.

                                           THE NAVELLIER PERFORMANCE FUNDS

                                         By: /s/ Barry Sander
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                                             Barry Sander, Trustee


                                         By: /s/ Joel Rossman
                                            -----------------------------------
Attest:                                      Joel Rossman, Trustee


/s/ ^^??                                 By: /s/ Arnold Langsen
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                                             Arnold Langsen, Trustee


                                         By: /s/ Jacques Delacroix
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Attest:                                      Jacques Delacroix, Trustee



                                            NAVELLIER MANAGEMENT, INC.


                                         By: /s/ Louis Navellier
                                            -----------------------------------
                                            Louis Navellier, President
Attest:

/s/
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